-------------------------------------------------------------

               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549
                           _________

                           FORM 8-K

                        CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


                Date of Report:  May 15, 2001
              (Date of earliest event reported)


                 D E E R E   &   C O M P A N Y
     (Exact name of registrant as specified in charter)

                           DELAWARE
       (State or other jurisdiction of incorporation)

                           1-4121
                   (Commission File Number)

                         36-2382580
               (IRS Employer Identification No.)

                    One John Deere Place
                   Moline, Illinois  61265
    (Address of principal executive offices and zip code)

                        (309)765-8000
    (Registrant's telephone number, including area code)

 ___________________________________________________________
(Former name or former address, if changed since last report.)

--------------------------------------------------------------

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits

              (99)  Press release and additional information.

                           SIGNATURE


    Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.




                               DEERE & COMPANY



                               By: /s/ Michael A. Harring
                                   -------------------------
                                   Michael A. Harring,
                                   Secretary


Dated:  May 15, 2001

                         EXHIBIT INDEX



                                                   Sequential
Number and Description of Exhibit                  Page Number


(99)  Press release and additional information        Pg. 5

                                                   EXHIBIT 99

(DEERE LOGO)                            Deere & Company
                                        One John Deere Place,
                                        Moline, IL 61265 USA
                                        Phone:  309-765-8000
                                        www.JohnDeere.com


                              Contact:  Greg Derrick
                                        Deere & Company
                                        (309) 765-5290
                                derrickgregoryt@johndeere.com


FOR IMMEDIATE RELEASE - May 15, 2001
------------------------------------

DEERE HAS LOWER EARNINGS FOR SECOND QUARTER;
CITES WEAK ECONOMIC CONDITIONS

 .  Quarterly net income $127.8 MM vs. $204.3 MM last year
 .  Weak market conditions in construction and commercial and consumer businesses
 .  Ag business continues to improve competitive position
 .  Commitment to rigorous asset management affirmed
 . 2001 earnings now expected to fall short of last year's level

------------------------------------------------------------

MOLINE, Illinois -- Deere & Company today reported worldwide net income of $127.8 million, or $.54 per share, for the second quarter ended April 30 and $184.2 million, or $.78 per share, for the first six months of 2001. This is in comparison with net income of $204.3 million, or $.87 per share, and $242.0 million, or $1.03 per share, for the same periods last year.

"Our second-quarter results are a reflection of the general economic slowdown and continued weakness in our major markets," noted Robert W. Lane, chairman and chief executive officer. "In line with our commitment to rigorous asset management, we have responded quickly to these difficult conditions by reducing production schedules." These actions, he explained, are expected to have a negative impact on earnings for the rest of the year.

Worldwide net sales and revenues were $3.776 billion for the second quarter and $6.456 billion for the first six months of 2001, compared with $3.790 billion and $6.129 billion, respectively, last year. Net sales were $3.229 billion for the second quarter and $5.347 billion for the first six months, compared with $3.324 billion and $5.204 billion, respectively, last year. Excluding the impact of recent acquisitions, net sales were down 7 percent for the quarter and 2 percent for the first six months. The decreases were primarily due to lower sales of commercial and consumer products and construction equipment, and the impact of weaker foreign currencies. Partially offsetting these factors were higher sales of agricultural equipment.

Compared with last year, overseas net sales rose 5 percent for both the quarter and for the first six months. The increases were primarily due to higher agricultural-equipment sales in Latin America, partially offset by lower sales of construction equipment, and lower six-month agricultural-equipment sales in Europe.

Overall, the company's physical volume of sales was 1 percent lower for the quarter and 5 percent higher for the first six months compared with last year. Without the impact of recent acquisitions, physical volume was off 5 percent for the quarter and up 1 percent year to date.

Worldwide equipment operations had net income of $89.1 million for the quarter and $93.2 million for the first six months of 2001, compared with $165.4 million and $160.3 million, respectively, last year. The decreases were primarily due to lower production and sales of commercial and consumer products and construction equipment, as well as related manufacturing inefficiencies. Also contributing to the lower profits were a planned increase in research and development expense and higher selling and administrative expenses related to growth and other initiatives, as well as higher sales-incentive costs and interest expense. Partially offsetting these factors were lower pension and post-retirement benefit costs. Excluding interest, taxes and other corporate expenses, operating income was $215 million for the second quarter and $285 million for the first six months, compared with respective year-ago totals of $341 million and $361 million. The decreases were primarily due to the same operational factors mentioned above.

 . Despite a 6 percent sales increase, operating profit of the worldwide agricultural-equipment division declined to $131 million for the quarter versus $159 million last year. The decrease was primarily due to a planned increase in research and development expense and higher selling and administrative expenses related to growth and other initiatives, as well as manufacturing inefficiencies associated with tractor-schedule reductions initiated during the quarter. Partially offsetting these factors was the impact of the higher sales. For the first six months, the division reported an 11 percent increase in sales and $220 million of operating profit, versus $173 million last year. The profit improvement was primarily due to the higher sales and production volumes and related manufacturing efficiencies, as well as lower pension and post-retirement benefit costs. Partially offsetting these factors were the higher planned research and development costs and increased selling and administrative expenses related to growth and other initiatives.

 . Operating profit of the worldwide commercial and consumer equipment division was $64 million for the second quarter of 2001 and $65 million for the first six months, compared with $115 million and $124 million, respectively, last year. Sales for the quarter and six months declined 13 percent, reflecting the impact of a weaker economy and unfavorable spring weather conditions. Operating profit was down for both periods primarily due to the lower sales and production volumes and related manufacturing inefficiencies, as well as higher selling and administrative expenses associated with recent acquisitions. Benefiting results for both periods were higher prices, partially offset by higher sales-incentive costs for six months.

 . Operating profit of the worldwide construction equipment division was $34 million for the quarter and $31 million for the first six months, compared with $81 million and $92 million for the same periods last year. Sales declined 12 percent for the quarter but were up 4 percent for the first six months compared with last year. Excluding the sales of Timberjack, acquired at the end of second-quarter 2000, sales were down 27 percent and 18 percent for the respective periods. The declines reflected the impact of a weaker-than-expected economy as well as very competitive market conditions, and were marked by a particularly severe downturn in sales to independent rental companies. The decreases in operating profit were primarily due to reduced sales and production volumes, higher sales-incentive costs, higher selling and administrative expenses and increased research and development costs. The higher selling and administrative expenses and research and development costs were mainly related to the acquisition of Timberjack. In addition, manufacturing inefficiencies associated with lower production volumes negatively affected this year's results.

 . Net income of the credit operations was $39.6 million for the quarter and $92.1 million for the first six months, compared with $36.2 million and $77.2 million last year. The increases were largely due to higher income from a higher average portfolio and from increased note sales, partially offset by increased receivable write-offs primarily related to equipment sold by the construction division and higher selling and administrative expenses.

 . The company's other businesses had operating losses of $10 million for the quarter and $21 million for the first six months, compared with operating losses of $11 million and $19 million last year. Results for both years reflected costs for the development of new products and services in addition to goodwill amortization of the special-technologies group. Benefiting this year's results were higher operating profits of the health-care division.

MARKET CONDITIONS & OUTLOOK

Based on present market conditions, as outlined below, the company's physical volume of sales is currently forecast to be down 11 percent for the third quarter and to be flat for the full year. Without the effect of acquisitions in either year, physical volume is projected to decrease 15 percent in the third quarter and 3 percent for the full year. Operating margins will be under significant pressure during the third quarter and are expected to remain below year-ago levels in the second half of 2001.

AGRICULTURAL EQUIPMENT. Farm income in North America is expected to approximate last year's levels due to higher livestock and crop receipts supplemented by continued government payments. In addition, farmland values are continuing to increase and farm balance sheets are remaining strong. Concerns over low prices for grain and other crops, however, have kept demand for farm machinery at a relatively low level. In this environment, the company continues to expect that overall industry retail sales of farm equipment in North America will be flat to up slightly compared with last year's modest levels.

In Europe, concern over the outcome of the foot-and-mouth disease situation has had a negative impact on farm-equipment demand. However, with the outbreak apparently contained on the Continent and new cases declining rapidly in the UK, European industry retail sales of farm equipment are now expected to decline by only 10 to 15 percent from last year. While farm-equipment demand is anticipated to remain strong in Brazil, the overall outlook for markets in Latin America, Australia and Asia is now projected to be flat to down 5 percent in 2001.

In a further sign of the company's improving competitive position, retail sales of John Deere farm equipment in North America were higher for the quarter and the first six months. The increases reflect continued favorable customer response to company products, especially the new STS combines. In conjunction with this higher level of sales, however, inventories of used goods are now slightly above last year's levels. Also, sales of large tractors, while higher than last year, have remained below expectations. As a result, consistent with the objective of rigorous asset management, the company today is announcing a second one-week shutdown at its Waterloo, Iowa, tractor-manufacturing facility, scheduled for the last week of June and affecting the production of most large tractors.

COMMERCIAL & CONSUMER EQUIPMENT. Deere sales have been negatively affected by the slow economy and adverse weather conditions during the prime spring selling period. Given their seasonal nature, such sales are unlikely to be recouped later in the year even if economic conditions improve. Division sales are also being negatively affected by the transition to a new order-fulfillment process that allows production to occur in more direct alignment with customer orders and requires less inventory. In this environment, the company now expects its sales of commercial and consumer equipment to remain well below last year's levels.

CONSTRUCTION EQUIPMENT. The North American economy continues to decelerate from the rapid growth of the last five years. Housing starts are expected to decline during the remainder of the year despite recent interest rate reductions. Furthermore, purchases by independent rental companies have been significantly lower than anticipated during the prime selling season and are expected to remain weak for the balance of the year. In addition, both pulp and lumber markets have continued to soften in response to slowing economic growth worldwide. In this environment, the company now expects industry retail sales of forestry and construction equipment to be 20 to 25 percent below last year's levels for 2001 and for pricing to remain highly competitive.

CREDIT. The company's credit operations are expected to continue benefiting from growth in the receivable portfolio, but at a slower rate than in the first six months of the year.

ACTIONS DESIGNED TO BENEFIT INVESTORS

"Clearly we are disappointed that our results are now expected to fall short of last year's levels," Lane said. "However, to put our performance in perspective, it should be noted that we are remaining profitable in the face of difficult markets for all three of our equipment divisions. And our response to these challenges is clear. We are intensifying our efforts to achieve improved levels of asset management, while maintaining an aggressive commitment to the development of advanced new products and value-enhancing services." The company remains on schedule to deliver over 100 new products later this year, Lane pointed out, whose technology "promises to enhance customer productivity and further strengthen our market leadership. Such steps, we're confident, will bring substantial benefits to our investors."

JOHN DEERE CAPITAL CORPORATION

The following is disclosed on behalf of the company's credit subsidiary, John Deere Capital Corporation (JDCC), in connection with the disclosure requirements applicable to its periodic issuance of debt securities in the public market. JDCC's net income was $35.4 million for the second quarter and $79.9 million for the first six months of 2001, compared with $32.4 million and $68.5 million, respectively, last year. The improvements for both periods were primarily due to growth of the receivable and lease portfolio and higher income from increased sales of retail notes, partially offset by higher selling and administrative expenses and increased receivable write-offs primarily related to equipment sold by the construction division.

Net receivables and leases financed by JDCC were $8.230 billion at April 30, 2001, compared with $7.848 billion one year ago. The increase resulted from acquisitions exceeding collections during the last twelve months. This was partially offset by sales of retail notes during the same period. Net receivables and leases administered, which include receivables previously sold, totaled $10.195 billion at April 30, 2001, compared with $9.596 billion at April 30, 2000.

SAFE HARBOR STATEMENT

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements herein that relate to future operating periods are subject to important risks and uncertainties that could cause actual results to differ materially. Some of these risks and uncertainties could affect particular lines of business, while others could affect all of the company's businesses. Forward-looking statements involve certain factors that are subject to change, including for the agricultural equipment segment the many interrelated factors that affect farmers' confidence, including worldwide demand for agricultural products, world grain stocks, prices realized for commodities and livestock, summer weather and soil conditions, real estate values, animal diseases (including the spread of "mad cow" and "foot-and-mouth" diseases), crop pests, harvest yields, the level of farm product exports (including concerns about genetically modified organisms and China's delayed entry into the World Trade Organization) and the level of government farm programs. Factors affecting the company's commercial and consumer equipment business include general economic conditions in the United States, consumer and commercial confidence, consumer acceptance of the company's new products and consumer borrowing patterns. The number of housing starts as well as levels of public and non-residential construction are especially important to sales of the company's construction equipment, while prices for pulp, lumber and structural panels are important to sales of forestry equipment. All of the company's businesses are affected by general economic conditions in the global markets in which the company operates, interest and currency exchange rates, as well as monetary and fiscal policies (including actions by the Federal Reserve Board); actions of competitors in the various industries in which the company competes, particularly price cutting; dealer practices, especially as to levels of new and used field inventories; production and technological difficulties including capacity and supply constraints; energy prices and supplies; labor relations; accounting standards; and legislation affecting the sectors in which the company operates. The company's outlook is based upon assumptions relating to the factors described above, which are sometimes based upon estimates and data prepared by government agencies. Such estimates and data are often revised. Further information concerning the company and its businesses, including factors that potentially could materially affect the company's financial results, is included in the company's most recent quarterly report on Form 10-Q and other filings with the Securities and Exchange Commission.

            SECOND QUARTER 2001 PRESS RELEASE
  (millions of dollars and shares except per share amounts)

                                       Three Months Ended
                                       April 30
                                                         %
                                       2001   2000    Change
Net sales and revenues:
  Agricultural equipment net sales     $1,779 $1,675    + 6
  Commercial and consumer equipment
    net sales                             873    999    -13
  Construction equipment net sales        561    634    -12
  Other net sales                          16     16
      Total net sales                   3,229  3,324    - 3
  Credit revenues                         359    312    +15
  Other revenues                          188    154    +22
    Total net sales and revenues*      $3,776 $3,790

Operating profit (loss):
  Agricultural equipment               $  131 $  159    -18
  Commercial and consumer equipment        64    115    -44
  Construction equipment                   34     81    -58
  Credit                                   64     56    +14
  Other                                   (10)   (11)   - 9
    Total operating profit*               283    400    -29
Interest, corporate expenses
  and income taxes                       (155)  (196)   -21
    Net income                         $  128 $  204    -37

Per Share:
  Net income - basic                   $  .55 $  .87    -37
  Net income - diluted                 $  .54 $  .87    -38

* Includes overseas equipment operations:
    Net sales                          $  854 $  816    + 5
    Operating profit                   $   73 $   74    - 1


                                       Six Months Ended
                                       April 30
                                                         %
                                       2001    2000    Change
Net sales and revenues:
  Agricultural equipment net sales     $3,007  $2,709    +11
  Commercial and consumer equipment
    net sales                           1,303   1,492    -13
  Construction equipment net sales      1,008     973    + 4
  Other net sales                          29      30    - 3
      Total net sales                   5,347   5,204    + 3
  Credit revenues                         726     613    +18
  Other revenues                          383     312    +23
    Total net sales and revenues*      $6,456  $6,129    + 5

Operating profit (loss):
  Agricultural equipment               $  220  $  173    +27
  Commercial and consumer equipment        65     124    -48
  Construction equipment                   31      92    -66
  Credit                                  144     120    +20
  Other                                   (21)    (19)   +11
    Total operating profit*               439     490    -10
Interest, corporate expenses
  and income taxes                       (255)   (248)   + 3
    Net income                         $  184  $  242    -24

Per Share:
  Net income - basic                   $  .79  $ 1.03    -23
  Net income - diluted                 $  .78  $ 1.03    -24

* Includes overseas equipment operations:
    Net sales                          $1,434  $1,366    + 5
    Operating profit                   $  125  $  107    +17

                                April 30  October 31  April 30
                                2001      2000        2000
Equipment Operations:
  Trade accounts and notes
    receivable  net             $ 3,994   $ 3,169     $ 3,815
  Inventories                   $ 2,173   $ 1,553     $ 1,877

Financial Services:
  Financing receivables and
    leases financed  net       $ 9,665   $10,099     $ 9,226
  Financing receivables and
  leases administered
    net                         $11,895   $12,223     $11,177

Average shares outstanding        234.7     234.3       234.0

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

DEERE & COMPANY                     CONSOLIDATED
STATEMENT OF CONSOLIDATED INCOME   (Deere & Company and
Three Months Ended April 30         Consolidated
                                    Subsidiaries)
Millions of dollars except per      Three Months Ended
share amounts                       April 30
(Unaudited)                         2001     2000
Net Sales and Revenues
Net sales                           $3,229.0 $3,324.1
Finance and interest income            356.3    312.2
Health care premiums and fees          143.5    115.8
Investment income                        3.0      3.7
Other income                            44.3     33.9
    Total                            3,776.1  3,789.7

Costs and Expenses
Cost of sales                        2,595.5  2,605.4
Research and development expenses      153.5    139.7
Selling, administrative and general
  expenses                             403.0    363.2
Interest expense                       201.8    160.1
Health care claims and costs           118.6     94.9
Other operating expenses                89.1     73.2
    Total                            3,561.5  3,436.5

Income of Consolidated Group
  Before Income Taxes                  214.6    353.2
Provision for income taxes              81.6    149.5
Income of Consolidated Group           133.0    203.7

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                (1.6)      .1
  Other                                 (3.6)      .5
    Total                               (5.2)      .6

Net Income                          $  127.8 $  204.3

Per Share:
  Net income - basic                $    .55 $    .87
  Net income  diluted               $    .54 $    .87

See Notes to Interim Financial Statements. Supplemental consolidating data are shown for the "Equipment Operations" and "Financial Services". Transactions between the "Equipment Operations" and "Financial Services" have been eliminated to arrive at the "Consolidated" data.

DEERE & COMPANY                     EQUIPMENT OPERATIONS
STATEMENT OF CONSOLIDATED INCOME   (Deere & Company with
Three Months Ended April 30         Financial Services
                                    on the Equity Basis)
Millions of dollars except per      Three Months Ended
share amounts                       April 30
(Unaudited)                         2001      2000
Net Sales and Revenues
Net sales                           $3,229.0  $3,324.1
Finance and interest income             26.3      21.3
Health care premiums and fees
Investment income                                  1.1
Other income                            29.1      23.4
    Total                            3,284.4   3,369.9

Costs and Expenses
Cost of sales                        2,599.5   2,609.2
Research and development expenses      153.5     139.7
Selling, administrative and general
  expenses                             301.2     275.1
Interest expense                        71.4      44.2
Health care claims and costs
Other operating expenses                14.0       7.9
    Total                            3,139.6   3,076.1

Income of Consolidated Group
  Before Income Taxes                  144.8     293.8
Provision for income taxes              55.7     128.4
Income of Consolidated Group            89.1     165.4

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                39.6      36.2
  Other                                  (.9)      2.7
    Total                               38.7      38.9

Net Income                          $  127.8  $  204.3


DEERE & COMPANY                     FINANCIAL SERVICES
STATEMENT OF CONSOLIDATED INCOME
Three Months Ended April 30
Millions of dollars except per      Three Months Ended
share amounts                       April 30
(Unaudited)                         2001      2000
Net Sales and Revenues
Net sales
Finance and interest income         $  338.7  $  295.8
Health care premiums and fees          148.2     120.4
Investment income                        3.0       2.6
Other income                            23.7      17.6
    Total                              513.6     436.4

Costs and Expenses
Cost of sales
Research and development expenses
Selling, administrative and general
  expenses                             102.4      88.8
Interest expense                       139.2     120.8
Health care claims and costs           118.6      94.9
Other operating expenses                83.7      72.5
    Total                              443.9     377.0

Income of Consolidated Group
  Before Income Taxes                   69.7      59.4
Provision for income taxes              25.8      21.1
Income of Consolidated Group            43.9      38.3

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                (1.6)       .1
  Other                                             .1
    Total                               (1.6)       .2

Net Income                          $   42.3  $   38.5

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

DEERE & COMPANY                     CONSOLIDATED
STATEMENT OF CONSOLIDATED INCOME   (Deere & Company and
Six Months Ended April 30           Consolidated
                                    Subsidiaries)
Millions of dollars except per      Six Months Ended
share amounts                       April 30
(Unaudited)                         2001      2000
Net Sales and Revenues
Net sales                           $5,347.2  $5,204.1
Finance and interest income            718.8     615.6
Health care premiums and fees          278.4     228.4
Investment income                        6.0      12.8
Other income                           106.0      68.2
    Total                            6,456.4   6,129.1

Costs and Expenses
Cost of sales                        4,291.2   4,157.8
Research and development expenses      287.8     242.3
Selling, administrative and general
  expenses                             758.7     678.9
Interest expense                       401.1     306.9
Health care claims and costs           228.3     185.1
Other operating expenses               182.2     145.1
    Total                            6,149.3   5,716.1

Income of Consolidated Group
  Before Income Taxes                  307.1     413.0
Provision for income taxes             114.3     170.3
Income of Consolidated Group           192.8     242.7

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                (1.0)       .2
  Other                                 (7.6)      (.9)
    Total                               (8.6)      (.7)

Net Income                          $  184.2  $  242.0

Per Share:
  Net income - basic                $    .79  $   1.03
  Net income  diluted               $    .78  $   1.03

See Notes to Interim Financial Statements. Supplemental consolidating data are shown for the "Equipment Operations" and "Financial Services". Transactions between the "Equipment Operations" and "Financial Services" have been eliminated to arrive at the "Consolidated" data.



DEERE & COMPANY                     EQUIPMENT OPERATIONS
STATEMENT OF CONSOLIDATED INCOME   (Deere & Company with
Six Months Ended April 30           Financial Services
                                    on the Equity Basis)
Millions of dollars except per      Six Months Ended
share amounts                       April 30
(Unaudited)                         2001      2000
Net Sales and Revenues
Net sales                           $5,347.2  $5,204.1
Finance and interest income             52.9      46.3
Health care premiums and fees
Investment income                                  7.7
Other income                            71.4      45.9
    Total                            5,471.5   5,304.0

Costs and Expenses
Cost of sales                        4,299.0   4,166.0
Research and development expenses      287.8     242.3
Selling, administrative and general
  expenses                             568.1     514.6
Interest expense                       133.2      80.9
Health care claims and costs
Other operating expenses                31.9      15.6
    Total                            5,320.0   5,019.4

Income of Consolidated Group
  Before Income Taxes                  151.5    284.6
Provision for income taxes              58.3    124.3
Income of Consolidated Group            93.2    160.3

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                92.1     77.2
  Other                                 (1.1)     4.5
    Total                               91.0     81.7

Net Income                          $  184.2 $  242.0


DEERE & COMPANY                     FINANCIAL SERVICES
STATEMENT OF CONSOLIDATED INCOME
Six Months Ended April 30
Millions of dollars except per      Six Months Ended
share amounts                       April 30
(Unaudited)                         2001      2000
Net Sales and Revenues
Net sales
Finance and interest income         $  682.1  $  578.7
Health care premiums and fees          287.6     238.0
Investment income                        6.0       5.1
Other income                            51.4      36.8
    Total                            1,027.1     858.6

Costs and Expenses
Cost of sales
Research and development expenses
Selling, administrative and general
  expenses                             192.0     165.8
Interest expense                       284.2     235.3
Health care claims and costs           228.3     185.1
Other operating expenses               167.0     144.1
    Total                              871.5     730.3

Income of Consolidated Group
  Before Income Taxes                  155.6     128.3
Provision for income taxes              55.9      45.8
Income of Consolidated Group            99.7      82.5

Equity in Income (Loss) of Unconsolidated
  Subsidiaries and Affiliates
  Credit                                (1.0)       .2
  Other                                             .1
    Total                               (1.0)       .3

Net Income                          $   98.7  $   82.8

DEERE & COMPANY               CONSOLIDATED
CONDENSED CONSOLIDATED       (Deere & Company and
BALANCE SHEET                 Consolidated Subsidiaries)
Millions of dollars           April 30   October 31  April 30
(Unaudited)                   2001       2000        2000
Assets
Cash and short-term
  investments                 $   484.4  $   291.7   $   370.4
Cash deposited with
  unconsolidated subsidiaries
    Cash and cash equivalents     484.4      291.7       370.4
Marketable securities             137.0      127.4       112.7
Receivables from
  unconsolidated subsidiaries
  and affiliates                  323.1      230.9       155.6
Trade accounts and notes
  receivable  net               3,993.9    3,169.2     3,815.2
Financing receivables  net      7,851.0    8,275.7     7,542.3
Other receivables                 311.8      395.3       226.0
Equipment on operating
  leases  net                   1,915.0    1,954.4     1,817.8
Inventories                     2,173.2    1,552.9     1,876.9
Property and equipment  net     1,929.2    1,912.4     1,778.2
Investments in unconsolidated
  subsidiaries and affiliates     209.3      190.7       165.5
Intangible assets  net            795.6      652.2       713.1
Prepaid pension costs             650.5      635.3       621.8
Other assets                      385.6      256.8       215.9
Deferred income taxes             792.5      740.4       686.7
Deferred charges                  147.8       84.1       107.1
    Total                     $22,099.9  $20,469.4   $20,205.2

Liabilities and Stockholders'
  Equity
Short-term borrowings         $ 5,665.1  $ 5,758.5   $ 6,562.7
Payables to unconsolidated
  subsidiaries and affiliates      63.7       32.7        65.9
Accounts payable and
  accrued expenses              2,972.0    2,976.4     2,717.8
Health care claims and reserves    79.7       63.4        55.2
Accrued taxes                      89.1       57.5        76.4
Deferred income taxes                         74.6        64.4
Long-term borrowings            6,428.5    4,764.3     3,960.4
Retirement benefit accruals
  and other liabilities         2,461.0    2,440.1     2,486.2
    Total liabilities          17,759.1   16,167.5    15,989.0
Stockholders' equity            4,340.8    4,301.9     4,216.2
    Total                     $22,099.9  $20,469.4   $20,205.2

See Notes to Interim Financial Statements. Supplemental consolidating data are shown for the "Equipment Operations" and "Financial Services". Transactions between the "Equipment Operations" and "Financial Services" have been eliminated to arrive at the "Consolidated" data.


DEERE & COMPANY              EQUIPMENT OPERATIONS
CONDENSED CONSOLIDATED      (Deere & Company with Financial
BALANCE SHEET                Services on the Equity Basis)
Millions of dollars          April 30   October 31  April 30
(Unaudited)                  2001       2000        2000
Assets
Cash and short-term
  investments                $   142.0  $    91.4   $   144.2
Cash deposited with
  unconsolidated subsidiaries    197.3      548.3       131.5
    Cash and cash equivalents    339.3      639.7       275.7
Marketable securities
Receivables from
  unconsolidated subsidiaries
  and affiliates                 382.5      408.4       336.5
Trade accounts and notes
  receivable  net              3,993.9    3,169.2     3,815.2
Financing receivables  net        94.8      125.0       134.2
Other receivables                169.2      266.4       104.1
Equipment on operating
  leases  net                      6.2        5.9
Inventories                    2,173.2    1,552.9     1,876.9
Property and equipment  net    1,886.6    1,864.6     1,733.4
Investments in unconsolidated
  subsidiaries and affiliates  1,640.3    1,561.8     1,462.2
Intangible assets  net           794.7      651.2       712.0
Prepaid pension costs            650.5      635.3       621.8
Other assets                     150.7      117.5        91.5
Deferred income taxes            857.1      736.4       680.9
Deferred charges                 138.2       78.4        99.2
    Total                    $13,277.2  $11,812.7   $11,943.6

Liabilities and Stockholders'
  Equity
Short-term borrowings        $ 1,928.1  $   927.5   $ 2,028.4
Payables to unconsolidated
  subsidiaries and affiliates    131.5       41.4       65.9
Accounts payable and
  accrued expenses             2,166.3    2,360.8    2,093.8
Health care claims and reserves
Accrued taxes                     78.5       45.5       66.4
Deferred income taxes                         2.5        6.7
Long-term borrowings           2,196.9    1,717.7    1,004.2
Retirement benefit accruals
  and other liabilities        2,435.1    2,415.4    2,462.0
    Total liabilities          8,936.4    7,510.8    7,727.4
Stockholders' equity           4,340.8    4,301.9    4,216.2
    Total                    $13,277.2  $11,812.7  $11,943.6


DEERE & COMPANY               FINANCIAL SERVICES
CONDENSED CONSOLIDATED
BALANCE SHEET
Millions of dollars           April 30   October 31  April 30
(Unaudited)                   2001       2000        2000
Assets
Cash and short-term
  investments                 $   342.4  $   200.3   $   226.2
Cash deposited with
  unconsolidated subsidiaries
    Cash and cash equivalents     342.4      200.3       226.2
Marketable securities             137.0      127.4       112.6
Receivables from
  unconsolidated subsidiaries
  and affiliates                  263.1      140.0        92.6
Trade accounts and notes
  receivable  net
Financing receivables  net      7,756.2    8,150.7     7,408.1
Other receivables                 142.5      128.9       121.8
Equipment on operating
  leases  net                   1,908.8    1,948.5     1,817.8
Inventories
Property and equipment  net        42.5       47.7        44.8
Investments in unconsolidated
  subsidiaries and affiliates       7.5       10.1        11.7
Intangible assets  net               .9        1.1         1.1
Prepaid pension costs
Other assets                      235.0      139.3       124.4
Deferred income taxes               2.9        3.9         5.8
Deferred charges                    9.5        5.7         7.9
    Total                     $10,848.3  $10,903.6   $ 9,974.8

Liabilities and Stockholders'
  Equity
Short-term borrowings         $ 3,737.0  $ 4,831.1   $ 4,534.3
Payables to unconsolidated
  subsidiaries and affiliates     452.0      856.9       405.2
Accounts payable and
  accrued expenses                805.7      615.6       624.0
Health care claims and reserves    79.7       63.4        55.2
Accrued taxes                      10.6       11.9        10.0
Deferred income taxes              67.5       72.1        57.7
Long-term borrowings            4,231.6    3,046.7     2,956.2
Retirement benefit accruals
  and other liabilities            25.9       24.8        24.0
    Total liabilities           9,410.0    9,522.5     8,666.6
Stockholders' equity            1,438.3    1,381.1     1,308.2
    Total                     $10,848.3  $10,903.6    $9,974.8

DEERE & COMPANY                     CONSOLIDATED
CONDENSED STATEMENT OF             (Deere & Company and
CONSOLIDATED CASH FLOWS             Consolidated Subsidiaries)
Six Months Ended April 30           Six Months Ended
                                    April 30
Millions of dollars (Unaudited)     2001       2000
Cash Flows from Operating Activities
Net income                          $  184.2   $  242.0
Adjustments to reconcile net income
  to net cash provided by (used for)
  operating activities              (1,231.7)    (696.7)
    Net cash provided by (used for)
    operating activities            (1,047.5)    (454.7)

Cash Flows from Investing Activities
Collections of financing receivables 3,243.0    3,338.6
Proceeds from sales of financing
  receivables                        1,400.9      154.1
Proceeds from maturities and sales
  of marketable securities              21.7      229.7
Proceeds from sales of equipment on
  operating leases                     203.9      151.4
Cost of financing receivables
  acquired                          (4,291.2)  (4,179.3)
Purchases of marketable securities     (28.6)     (30.7)
Purchases of property and equipment   (181.1)    (109.1)
Cost of operating leases acquired     (349.4)    (460.9)
Acquisitions of businesses, net of
  cash acquired                       (250.3)    (568.2)
Increase in receivables with
  unconsolidated affiliates            (55.3)     (87.8)
Other                                   82.9       39.9
    Net cash provided by (used for)
    investing activities              (203.5)  (1,522.3)

Cash Flows from Financing Activities
Increase (decrease) in short-term
  borrowings                          (554.3)   2,258.7
Change in intercompany
  receivables/payables
Proceeds from long-term borrowings   3,148.9    1,012.0
Principal payments on long-term
  borrowings                        (1,047.4)  (1,119.6)
Proceeds from issuance of
  common stock                           5.9        5.9
Repurchases of common stock             (1.3)
Dividends paid                        (103.2)    (102.9)
Other                                   (1.4)       (.1)
  Net cash provided by (used for)
    financing activities             1,447.2    2,054.0

Effect of Exchange Rate
  Changes on Cash                       (3.5)      (2.1)

Net Increase (Decrease) in Cash
  and Cash Equivalents                 192.7       74.9
Cash and Cash Equivalents at
  Beginning of Period                  291.7      295.5
Cash and Cash Equivalents at
  End of Period                     $  484.4   $  370.4

See Notes to Interim Financial Statements. Supplemental consolidating data are shown for the "Equipment Operations" and "Financial Services". Transactions between the "Equipment Operations" and "Financial Services" have been eliminated to arrive at the "Consolidated" data.



DEERE & COMPANY                     EQUIPMENT OPERATIONS
CONDENSED STATEMENT OF             (Deere & Company with
CONSOLIDATED CASH FLOWS             Financial Services on the
Six Months Ended April 30           Equity Basis)
                                    Six Months Ended
                                    April 30
Millions of dollars (Unaudited)     2001      2000
Cash Flows from Operating Activities
Net income                          $  184.2  $  242.0
Adjustments to reconcile net income
  to net cash provided by (used for)
  operating activities              (1,583.1)   (995.5)
    Net cash provided by (used for)
    operating activities            (1,398.9)   (753.5)

Cash Flows from Investing Activities
Collections of financing receivables    31.1      18.9
Proceeds from sales of financing
  receivables
Proceeds from maturities and sales
  of marketable securities                       202.8
Proceeds from sales of equipment on
  operating leases                       2.0       1.1
Cost of financing receivables
  acquired                              (1.2)     (4.3)
Purchases of marketable securities
Purchases of property and equipment   (176.1)   (104.1)
Cost of operating leases acquired       (3.5)      (.3)
Acquisitions of businesses, net of
  cash acquired                       (245.1)   (567.2)
Increase in receivables with
  unconsolidated affiliates
Other                                   18.4       (.5)
  Net cash provided by (used for)
  investing activities                (374.4)   (453.6)

Cash Flows from Financing Activities
Increase (decrease) in short-term
  borrowings                           943.0   1,356.3
Change in intercompany
  receivables/payables                 125.0       (.6)
Proceeds from long-term borrowings     539.4       1.5
Principal payments on long-term
  borrowings                           (32.5)     (3.7)
Proceeds from issuance of
  common stock                           5.9       5.9
Repurchases of common stock             (1.3)
Dividends paid                        (103.2)   (102.9)
Other                                   (1.4)      (.1)
  Net cash provided by (used for)
    financing activities             1,474.9   1,256.4

Effect of Exchange Rate
  Changes on Cash                       (2.0)     (2.7)

Net Increase (Decrease) in Cash
  and Cash Equivalents                (300.4)     46.6
Cash and Cash Equivalents at
  Beginning of Period                  639.7     229.1
Cash and Cash Equivalents at
  End of Period                     $  339.3  $  275.7


DEERE & COMPANY                     FINANCIAL SERVICES
CONDENSED STATEMENT OF
CONSOLIDATED CASH FLOWS             Six Months Ended
Six Months Ended April 30           April 30
Millions of dollars (Unaudited)     2001       2000
Cash Flows from Operating Activities
Net income                          $   98.7   $   82.8
Adjustments to reconcile net income
  to net cash provided by (used for)
  operating activities                 262.7      226.0
    Net cash provided by (used for)
    operating activities               361.4      308.8

Cash Flows from Investing Activities
Collections of financing receivables 3,211.9    3,319.7
Proceeds from sales of financing
  receivables                        1,400.9      154.1
Proceeds from maturities and sales
  of marketable securities              21.7       27.0
Proceeds from sales of equipment on
  operating leases                     201.8      150.2
Cost of financing receivables
  acquired                          (4,290.0)  (4,175.0)
Purchases of marketable securities     (28.6)     (30.7)
Purchases of property and equipment     (5.0)      (5.0)
Cost of operating leases acquired     (345.9)    (460.6)
Acquisitions of businesses, net of
  cash acquired                         (5.1)      (1.1)
Increase in receivables with
  unconsolidated affiliates            (55.3)     (87.8)
Other                                   54.7       36.6
  Net cash provided by (used for)
  investing activities                 161.1   (1,072.6)

Cash Flows from Financing Activities
Increase (decrease) in short-term
  borrowings                        (1,497.3)     902.4
Change in intercompany
  receivables/payables                (476.0)      14.7
Proceeds from long-term borrowings   2,609.6    1,010.5
Principal payments on long-term
  borrowings                        (1,015.0)  (1,115.9)
Proceeds from issuance of
  common stock
Repurchases of common stock
Dividends paid                         (10.0)     (10.0)
Other                                    9.8        4.0
  Net cash provided by (used for)
    financing activities              (378.9)     805.7

Effect of Exchange Rate
  Changes on Cash                       (1.5)        .5

Net Increase (Decrease) in Cash
  and Cash Equivalents                  142.1      42.4
Cash and Cash Equivalents at
  Beginning of Period                   200.3     183.8
Cash and Cash Equivalents at End
  of Period                          $  342.4 $   226.2

           Notes to Interim Financial Statements

(1) The "Consolidated" (Deere & Company and Consolidated Subsidiaries) data in each of the financial statements represent the consolidation of all Deere & Company's subsidiaries. In the supplemental consolidating data in each of the financial statements, "Equipment Operations" (Deere & Company with Financial Services on the Equity Basis) include the Company's agricultural equipment, commercial and consumer equipment, construction equipment and special technologies operations, with Financial Services reflected on the equity basis. Data relating to the above equipment operations, including the consolidated group data in the income statement, are also referred to as "Equipment Operations" in this report. The supplemental "Financial Services" consolidating data in each of the financial statements include Deere & Company's credit and health care operations.

(2) Dividends declared and paid on a per share basis were as follows:

                         Three Months Ended   Six Months Ended
                              April 30            April 30
                         ------------------   ----------------
                          2001        2000    2001        2000
                         ------------------   ----------------
    Dividends declared    $.22        $.22    $.44        $.44
    Dividends paid        $.22        $.22    $.44        $.44

(3) The calculation of primary net income per share is based on the average number of shares outstanding during the six months ended April 30, 2001 and 2000 of 234.7 million and
234.0 million, respectively. The calculation of diluted net income per share recognizes primarily the dilutive effect of the assumed exercise of stock options.

(4) In the first quarter of 2001, the Company adopted Financial Accounting Standards Board (FASB) Statement 133, Accounting for Derivative Instruments and Hedging Activities, as amended by FASB Statement 138. Under the new standards, all derivatives have been recorded at fair value in the financial statements. Changes in fair values of the derivatives are recognized periodically in other comprehensive income (equity) for derivatives designated as hedges of future cash flows or net income for all other derivatives. The effects of adoption on the Company's financial position or net income were not material.

(5) Comprehensive income, which includes all changes in the Company's equity during the period except transactions with stockholders, was as follows in millions of dollars:

                                 Three Months    Six Months
                                    Ended          Ended
                                   April 30       April 30
                               --------------  --------------
                                2001    2000    2001    2000
                               --------------  --------------
Net income                     $127.8  $204.3  $184.2  $242.0

Other comprehensive income
  (loss), net of tax:

Change in cumulative
  translation adjustment        (49.2)  (40.0)  (16.0)  (34.6)

Unrealized gain (loss)
  on marketable securities         .1     (.3)    1.9    (5.2)

Unrealized loss on derivatives  (11.1)          (39.8)
                               --------------  --------------
Comprehensive income           $ 67.6  $164.0  $130.3  $202.2
                               ==============  ==============

Page 15